Exhibit 99.188

North Valley Bancorp Reports Unaudited Results for the Fourth
 Quarter and Year Ended December 31, 2011

February 2, 2012 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $905 million in assets, today reported results for the fourth quarter and year ended December 31, 2011.  North Valley Bancorp (the “Company”) is the parent company for North Valley Bank (the “Bank”).

The Company reported net income of $809,000, or $0.12 per diluted share, for the quarter ended December 31, 2011 compared to net income of $2,269,000, or $0.33 per diluted share, for the quarter ended December 31, 2010.  The Company reported net income for the year ended December 31, 2011 of $3,047,000, or $0.45 per diluted share, compared to a net operating loss of $6,248,000, or ($1.61) per diluted share for the year ended December 31, 2010.

Michael J. Cushman, President and Chief Executive Officer, stated, “2011 was a year of many successes not the least of which was the highest level of profitability since 2007.  Asset quality continued to trend positively as nonperforming loans declined year over year.  One of our key objectives in 2011 was to increase loan totals, however, production could not out pace the loss of loans paid off.  We ended the year encouraged about loan growth as the pipeline is stronger than at any point in recent years.  We are also a more efficient, strategically focused Company and our newly expanded presence in Roseville, Santa Rosa, and Mendocino Counties position us well for 2012.”

The Company did not record a provision for loan losses in the fourth quarter ended December 31, 2011 or the fourth quarter ended December 31, 2010.  The Company recorded provisions for loan losses of $2,650,000 for the year ended December 31, 2011 compared to provisions for loan losses of $8,200,000 for the year ended December 31, 2010.  The allowance for loan losses at December 31, 2011 was $12,656,000 or 2.77% of total loans, compared to $14,993,000, or 2.92% of total loans at December 31, 2010.

At December 31, 2011, total assets were $904,966,000, an increase of $20,025,000, or 2.3% from $884,941,000 at December 31, 2010.  The loan portfolio totaled $456,215,000 at December 31, 2011, a decrease of $57,251,000, or 11.2%, compared to $513,466,000 at December 31, 2010.  The loan to deposit ratio at December 31, 2011 was 59.5% as compared to 68.1% at December 31, 2010. Total deposits increased $12,449,000, or 1.7%, to $766,239,000 at December 31, 2011 compared to $753,790,000 at December 31, 2010.  Available-for-sale investment securities increased $46,561,000 to $312,205,000 at December 31, 2011 from $265,644,000 at December 31, 2010, as proceeds and paydowns on loans were reinvested into mortgage-backed securities in order to provide liquidity for future opportunities and contribute to the level of earning assets which help to support the Company’s net interest margin.

At December 31, 2011, the Company’s Total Risk-based Capital was $116,464,000, and its capital ratios were:  Total Risk-based Capital ratio – 19.5%; Tier 1 risk-based Capital ratio – 18.0%; and Tier 1 Leverage ratio – 11.8%.  At December 31, 2011, the Bank’s Total Risk-based Capital was $121,221,000, and its capital ratios were:  Total Risk-based Capital ratio – 20.3%; Tier 1 risk-based Capital ratio – 19.1%; and Tier 1 Leverage ratio – 12.5%.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $1,654,000, or 8.2%, to $18,411,000 at December 31, 2011 from $20,065,000 at December 31, 2010.

The overall level of nonperforming loans increased $6,269,000 to $18,411,000 at December 31, 2011 from $12,142,000 at September 30, 2011.  During the fourth quarter of 2011, the Company added nine loans totaling $11,898,000 to nonperforming loans.  These additions were partially offset by reductions in nonperforming loans totaling $5,629,000 due primarily to the transfer to OREO of four properties totaling $2,562,000, and secondarily due to collections received on certain loans and charge-offs.  Of the nine loans totaling $11,898,000 identified as nonaccrual loans and added to nonperforming loans, three relationships represent the entire balance.  The first relationship consists of seven loans totaling $7,651,000 to a residential home builder located in Shasta County, and the loans are secured by subdivision lots (both finished lots and lots with an approved tentative map), and three completed single-family homes.  A specific reserve of $504,000 has been established for these loans.  The second relationship consists of a loan in the amount of $3,500,000 for a commercial real estate building located in Sacramento County.  The Company has charged-off $693,000 on this loan and it has a specific reserve of $371,000.  Also, the Company charged-off the entire amount of a second loan in this relationship in the amount of $129,000.  The third relationship is a loan in the amount of $748,000 for residential development parcels located in Solano County.  No specific reserve has been established for this loan.

Gross loan and lease charge-offs for the fourth quarter of 2011 were $1,151,000 and recoveries totaled $136,000 resulting in net charge-offs of $1,015,000 compared to gross loan and lease charge-offs for the fourth quarter of 2010 of $775,000 and recoveries of $519,000 resulting in net charge-offs of $256,000.  Gross charge-offs for the year ended December 31, 2011 were $5,525,000 and recoveries for the same year totaled $538,000 resulting in net charge-offs of $4,987,000, compared to gross charge-offs for the year ended December 31, 2010 of $12,515,000 and recoveries of $999,000 resulting in net charge-offs of $11,516,000.

Nonperforming assets (nonperforming loans and other real estate owned (“OREO”)) totaled $38,517,000 at December 31, 2011, a decrease of $7,332,000, or 16.0%, from the December 31, 2010 balance of $45,849,000.  Nonperforming assets as a percentage of total assets were 4.24% at December 31, 2011 compared to 5.18% at December 31, 2010.

The Company’s OREO properties decreased $782,000 to $20,106,000 at December 31, 2011 from $20,888,000 at September 30, 2011.  The decrease in OREO was due primarily to a write-down of certain other OREO properties during the quarter ended December 31, 2011 of $2,112,000 and secondarily due to the sale of four properties for a total of $1,250,000 (including a gain on sale of $18,000).  The decrease was partially offset by the transfer of four properties into OREO totaling $2,562,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $71,000, or 0.9%, for the three months ended December 31, 2011 compared to the same period in 2010.  Interest income decreased by $558,000, or 5.9%, for the three months ended December 31, 2011, primarily due to the decrease in average loan balances.  The Company had foregone interest income of $173,000 related to loans currently on nonaccrual status for the three months ended December 31, 2011 compared to $396,000 for the same period in 2010.  This decrease in interest income was partially offset by a decrease in interest expense of $487,000, or 26.8%, due primarily to a decrease in the rates paid on deposits and further by a smaller average balance of Time deposits during the quarter ended December 31, 2011 compared to the same period in 2010.  Average loans decreased $60,945,000 in the fourth quarter of 2011 compared to the fourth quarter of 2010 and the yield on the loan portfolio decreased 8 basis points to 5.91% for the fourth quarter of 2011. Overall, average earning assets increased $10,206,000 in the fourth quarter of 2011 compared to the fourth quarter of 2010 as a result of a $36,209,000 increase in the average balance of available-for-sale investment securities.  Average yields on earning assets decreased 33 basis points from the quarter ended December 31, 2010, to 4.32% for the quarter ended December 31, 2011 while the average rate paid on interest-bearing liabilities decreased by 29 basis points to 0.83%.  The Company’s net interest margin (tax equivalent basis) for the quarter ended December 31, 2011 was 3.68%, a decrease of 8 basis points from 3.76% for the fourth quarter in 2010 and a decrease of 22 basis points from the net interest margin (tax equivalent basis) of 3.90% for the linked quarter ended September 30, 2011.  Net interest income increased $1,422,000, or 4.8%, for the year ended December 31, 2011 compared to the year ended December 31, 2010.  Interest income decreased by $1,777,000, or 4.6%, primarily due to a lower yield on earning assets.  The Company had foregone interest income of $1,039,000 and $2,096,000 related to loans on nonaccrual status for the years ended December 31, 2011 and 2010, respectively.  Interest expense decreased $3,199,000, or 35.6%, due to a decrease in rates paid on average interest bearing liabilities for the year ended December 31, 2011 compared to the year ended December 31, 2010.  The net interest margin for the year ended December 31, 2011 increased 23 basis points to 3.92% from the net interest margin of 3.69% for the year ended December 31, 2010.

Noninterest income for the quarter ended December 31, 2011 was $3,717,000 compared to $3,192,000 for the same period in 2010 representing an increase of $525,000, or 16.5%.  The primary reason for the increase in noninterest income was from gains recognized on the sale of investment securities of $828,000 for the quarter ended December 31, 2011.  Service charges on deposits decreased $256,000 to $1,092,000 for the fourth quarter of 2011 compared to $1,348,000 for the same period in 2010, other fees and charges decreased by $15,000 to $1,180,000 for the fourth quarter of 2011 compared to $1,195,000 for the same period in 2010, and other noninterest income decreased by $32,000 to $617,000 for the fourth quarter of 2011 compared to $649,000 for the same period in 2010.  Noninterest income for the year ended December 31, 2011 increased by $1,421,000, or 11.0%, to $14,365,000 from $12,944,000 for the year ended December 31, 2010.  The primary reason for the increase in noninterest income in 2011 compared to 2010 was due to gains on the sale of investment securities of $1,677,000.  Service charges on deposit accounts decreased $1,229,000 to $4,635,000 for the year ended December 31, 2011 compared to $5,864,000 for the year ended December 31, 2010, while other fees and charges increased $97,000 to $4,663,000 for the year ended December 31, 2011 compared to $4,566,000 for the year ended December 31, 2010. Other noninterest income increased $876,000 to $3,390,000 for the year ended December 31, 2011 compared to $2,514,000 for the year ended December 31, 2010, primarily due to the gain on sale of SBA loans of $680,000.

Noninterest expenses increased $668,000 to $10,912,000 for the fourth quarter of 2011 from $10,244,000 for the fourth quarter of 2010.  The reason for the increase was primarily due to an increase in other real estate owned expense of $1,120,000 to $2,298,000 for the fourth quarter of 2011 compared to $1,178,000 for the fourth quarter of 2010.  Salaries and employee benefits increased $538,000 in the fourth quarter of 2011 from the fourth quarter of 2010, while the Company experienced decreases in occupancy expense and furniture and equipment expense of $113,000, decreases in FDIC and state assessments of $213,000, and decreases in other noninterest expense of $664,000 in the fourth quarter of 2011 compared to the fourth quarter of 2010.  Noninterest expenses for the year ended December 31, 2011 decreased $2,199,000 to $39,715,000 compared to $41,914,000 for the year ended December 31, 2010.  The reason for the decrease was due primarily to decreases in other real estate owned expense and FDIC and state assessments of $1,718,000 and $1,013,000, respectively, for the year ended December 31, 2011 compared to the year ended December 31, 2010.  Additionally, the Company experienced decreases in occupancy expense and furniture and equipment expense of $436,000 and other noninterest expense of $816,000 for the year ended December 31, 2011 compared to the year ended December 31, 2010.  These decreases were partially offset by an increase in salaries and employee benefits of $1,784,000 to $18,657,000 for the year ended December 31, 2011 compared to $16,873,000 for the year ended December 31, 2010.

The Company recorded a benefit for income taxes for the quarter ended December 31, 2011 of $456,000, compared to a benefit for income taxes of $1,702,000, for the quarter ended December 31, 2010.  The Company recorded a provision for income taxes for the year ended December 31, 2011 of $312,000, compared to a benefit for income taxes of $985,000 for the year ended December 31, 2010.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (the "Bank"), operates twenty-five commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers.  North Valley Bancorp, through the Bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, the Bank engages in a full complement of lending activities including consumer, commercial and real estate loans.  Additionally, the Bank has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	December 31,
Statement of Operations Data	2011	2010	$ Change	% Change
Interest income
Loans (including fees)	$6,885	$7,900	$(1,015)	(12.85%)
Investment securities	1,958	1,523	435	28.56%
Federal funds sold and other	36	14	22	157.14%
Total interest income	8,879	9,437	(558)	(5.91%)
Interest expense
Interest on deposits	859	1,273	(414)	(32.52%)
Subordinated debentures	472	545	(73)	(13.39%)
Other borrowings	—	—	—-	—
Total interest expense	1,331	1,818	(487)	(26.79%)
Net interest income	7,548	7,619	(71)	(0.93%)
Provision for loan losses	—	—	—	—
Net interest income after
provision for loan losses	7,548	7,619	(71)	(0.93%)

Noninterest income
Service charges on deposit accounts	1,092	1,348	(256)	(18.99%)
Other fees and charges	1,180	1,195	(15)	(1.26%)
Gain on sales of securities, net	828	—	828	—-
Other	617	649	(32)	(4.93%)
Total noninterest income	3,717	3,192	525	16.45%

Noninterest expenses
Salaries and employee benefits	4,763	4,225	538	12.73%
Occupancy	662	695	(33)	(4.75%)
Furniture and equipment	243	323	(80)	(24.77%)
Other real estate owned expense	2,298	1,178	1,120	95.08%
FDIC and state assessments	315	528	(213)	(40.34%)
Other	2,631	3,295	(664)	(20.15%)
Total noninterest expenses	10,912	10,244	668	6.52%
Income before benefit for income taxes	353	567	(214)	(37.74%)
Benefit for income taxes	(456)	(1,702)	1,246	(73.21%)
Net income	$809	$2,269	$(1,460)	(64.35%)

Common Share Data
Earnings (loss) per share
Basic	$0.12	$0.33	$(0.21)	(63.64%)
Diluted	$0.12	$0.33	$(0.21)	(63.64%)

Weighted average shares outstanding	6,833,752	6,832,492
Weighted average shares outstanding -
diluted	6,833,752	6,832,492
Book value per share	$13.09	$12.29
Tangible book value	$13.03	$12.21
Shares outstanding	6,833,752	6,833,752

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
Statement of Operations Data	2011	2010	$ Change	% Change
Interest income
Loans (including fees)	$28,863	$33,276	$(4,413)	(13.26%)
Investment securities	8,209	5,508	2,701	49.04%
Federal funds sold and other	73	138	(65)	(47.10%)
Total interest income	37,145	38,922	(1,777)	(4.57%)
Interest expense
Interest on deposits	3,893	6,861	(2,968)	(43.26%)
Subordinated debentures	1,892	2,124	(232)	(10.92%)
Other borrowings	1	—	1	—
Total interest expense	5,786	8,985	(3,199)	(35.60%)
Net interest income	31,359	29,937	1,422	4.75%
Provision for loan losses	2,650	8,200	(5,550)	(67.68%)
Net interest income after
provision for loan losses	28,709	21,737	6,972	32.07%

Noninterest income
Service charges on deposit accounts	4,635	5,864	(1,229)	(20.96%)
Other fees and charges	4,663	4,566	97	2.12%
Gain on sales of securities, net	1,677	—	1,677	—
Other	3,390	2,514	876	34.84%
Total noninterest income	14,365	12,944	1,421	10.98%

Noninterest expenses
Salaries and employee benefits	18,657	16,873	1,784	10.57%
Occupancy	2,786	2,850	(64)	(2.25%)
Furniture and equipment	1,062	1,434	(372)	(25.94%)
Other real estate owned expense	4,804	6,522	(1,718)	(26.34%)
FDIC and state assessments	1,355	2,368	(1,013)	(42.78%)
Other	11,051	11,867	(816)	(6.88%)
Total noninterest expenses	39,715	41,914	(2,199)	(5.25%)
Income (loss) before provision (benefit) for income taxes	3,359	(7,233)	10,592	146.44%
Provision (benefit) for income taxes	312	(985)	1,297	131.68%
Net income (loss)	3,047	(6,248)	9,295	148.77%
Preferred stock discount	-	(18,667)	18,667	100.00%
Net income (loss) available to common shareholders	$3,047	$(24,915)	$27,962	112.23%

Common Share Data
Earnings (loss) per share
Basic	$0.45	$(6.42)	$6.87	107.01%
Diluted	$0.45	$(6.42)	$6.87	107.01%

Weighted average shares outstanding	6,833,031	3,880,897
Weighted average shares outstanding -diluted	6,833,031	3,880,897
Book value per share	$13.09	$12.29
Tangible book value	$13.03	$12.21
Shares outstanding	6,833,752	6,832,492

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
Balance Sheet Data	2011	2010
Assets
Cash and due from banks	$18,758	$14,629
Federal funds sold	40,210	9,005
Time deposits at other financial institutions	1,959	459
Available-for-sale securities - at fair value	312,205	265,644
Held-to-maturity securities - at amortized cost	6	6

Loans net of deferred loan fees	456,215	513,466
Allowance for loan losses	(12,656)	(14,993)
Net loans	443,559	498,473

Premises and equipment, net	8,661	8,799
Other real estate owned	20,106	25,784
Core deposit intangibles, net	401	546
Accrued interest receivable and other assets	59,101	61,596
Total assets	$904,966	$884,941

Liabilities and Shareholders' Equity
Deposits:
Demand, noninterest bearing	$167,506	$155,499
Demand, interest bearing	170,124	161,241
Savings and money market	216,299	208,476
Time	212,310	228,574
Total deposits	766,239	753,790

Accrued interest payable and other liabilities	17,301	15,212
Subordinated debentures	31,961	31,961
Total liabilities	815,501	800,963
Shareholders' equity	89,465	83,978
Total liabilities and shareholders' equity	$904,966	$884,941

Asset Quality
Nonaccrual loans	$18,359	$20,065
Loans past due 90 days and accruing interest	52	—
Other real estate owned	20,106	25,784
Total nonperforming assets	$38,517	$45,849

Classified assets	$59,742	$94,267
Tier 1 Capital + ALLL	$126,323	$121,129
Classified assets ratio	47.29%	77.82%

Allowance for loan losses to total loans	2.77%	2.92%
Allowance for loan losses to NPL's	68.74%	74.72%
Allowance for loan losses to NPA's	32.86%	32.70%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Selected Financial Ratios	2011	2010	2011	2010
Return on average total assets	0.35%	1.00%	0.34%	(0.69%)
Return on average shareholders' equity	3.66%	10.76%	3.54%	(8.03%)
Net interest margin (tax equivalent basis)	3.68%	3.76%	3.92%	3.69%
Efficiency ratio	96.87%	94.76%	86.86%	97.74%

Selected Average Balances
Loans	$462,527	$523,472	$482,845	$559,863
Taxable investments	286,708	249,603	280,708	186,220
Tax-exempt investments	13,974	14,870	14,205	15,261
Federal funds sold and other	59,915	24,973	31,103	59,446
Total earning assets	$823,124	$812,918	$808,861	$820,790
Total assets	$917,642	$902,493	$901,271	$904,688

Demand deposits - interest bearing	$168,997	$159,783	$164,616	$158,169
Savings and money market	219,283	209,801	220,501	210,655
Time deposits	215,689	241,183	216,408	259,568
Other borrowings	31,961	31,961	32,012	31,961
Total interest bearing liabilities	$635,930	$642,728	$633,537	$660,353
Demand deposits - noninterest bearing	$163,157	$158,481	$159,242	$149,696
Shareholders' equity	$87,583	$83,654	$86,106	$77,850

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	December	September	June	March
	2011	2011	2011	2011
Interest income	$8,879	$9,238	$9,610	$9,418
Interest expense	1,331	1,391	1,452	1,612
Net interest income	7,548	7,847	8,158	7,806

Provision for loan losses	—	400	1,250	1,000
Noninterest income	3,717	4,012	3,483	3,153
Noninterest expense	10,912	9,597	9,735	9,471

Income before (benefit) provision for income taxes	353	1,862	656	488
(Benefit) provision for income taxes	(456)	542	137	89
Net income	$809	$1,320	$519	$399

Earnings per common share:
Basic	$0.12	$0.19	$0.08	$0.06
Diluted	$0.12	$0.19	$0.08	$0.06